Preliminary Draft - Confidential

June 25, 2012

Presentation to the Special Committee of the Board of Directors

Project LOTUS

Preliminary Financial Analysis

William Blair

Important Information

Confidential Material Presented to the Special Committee of the Board of Directors of LOTUS

The following pages contain material that was prepared by William Blair & Company, L.L.C. ("William Blair") and provided to the Special Committee of the Board of Directors of LOTUS (the "Company") in connection with its consideration of a potential business combination between the Company and an affiliate of Mr. Jianquan Li. This presentation is for discussion purposes only and may not be relied upon by any person for any purpose except as set forth in William Blair's engagement letter with the Company. The accompanying material was compiled or prepared on a confidential basis for use by the Special Committee of the Board of Directors and not with a view toward public disclosure and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without the express written consent of William Blair. The information utilized in preparing this presentation was obtained from the Company and other public sources. William Blair has assumed and relied upon the accuracy and completeness of all such information, and the estimates and projections referred to in the next sentence, and assumes no responsibility for independent verification of such information or such estimates or projections. Any estimates and projections for the Company contained herein have been prepared by or approved by senior management, or based upon such estimates and projections, and involve numerous and significant subjective determination, which may or may not prove to be correct. No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past or the future. Because this material was prepared for use in the context of an oral presentation to the Special Committee of the Board of Directors, which is familiar with the business and affairs of the Company, neither the Company nor William Blair nor any of their respective legal or financial advisors or accountants take any responsibility for the accuracy or completeness of any of the material if used by persons other than the Special Committee of the Board of Directors of the Company. Neither the Company nor William Blair undertakes any obligation to update or otherwise revise the accompanying materials. This presentation does not constitute an opinion and William Blair's only opinion is the opinion that is to be rendered to the Special Committee of the Board of Directors of the Company.

Table of Contents

Executive Summary

William Blair

Background

- William Blair has been retained by the Special Committee of the Board of Directors of LOTUS to provide certain financial analyses (the "Analysis"). This Analysis includes a review of the following:
  - Financial review of the Company:
    - Historical financial performance
    - Forecasted financial performance
  - Preliminary valuation parameters

Scope of Review and Analysis

- In connection with the Analysis, William Blair familiarized itself, to the extent it deemed appropriate, with the business, operations, financial condition and prospects of the Company
- William Blair examined and relied upon information from several sources:
  - Visited the Company's headquarters in Shenzhen, People's Republic of China;
  - Discussions with senior management regarding the Company's historical financial results, current business operations and forecasted financial performance;
  - Certain audited historical financial statements of the Company for the fiscal years ended September 2009 through September 2011;
  - Certain unaudited historical financial statements of the Company for the six month periods ended March 31, 2011 and March 31, 2012;
  - Certain internal business, operating and financial information and forecasts for the fiscal years ended September 2012 through September 2016 (the "Forecasts"), prepared by the senior management of the Company;
  - Financial terms of certain other transactions we deemed relevant and publicly available information;
  - The financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant;
  - Selected industry research and market analysis;
  - Current and historical market prices and trading volumes of the Company common stock; and
  - Certain other publicly available information relating to the Company
- William Blair relied on the information furnished by the Company (and information available from public sources and other sources deemed reliable by William Blair) without assuming any duty of independent verification thereof or independent appraisal of any of the assets of the Company
- William Blair does not assume responsibility for the accuracy or completeness of the information or any other information regarding the Company
- William Blair expressed no opinion with respect to the Company's Forecasts or the estimates and judgments on which they are based

Key Assumptions Underlying Our Review and Analysis

- All information made available to William Blair by the Company with respect to the Analysis was complete and correct in all material respects and any projections, forecasts or other information provided by the Company to William Blair was prepared in good faith and based upon the best reasonably available assumptions
- The Forecasts examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of LOTUS, and we have assumed, with your consent, that the Forecasts will be achieved in the amounts and at the times contemplated thereby

Summary of Valuation Analysis

William Blair performed several analyses to assist in the development of its strategic alternatives analysis

Selected Public Companies Analysis

- Trading multiple analysis based on companies that William Blair deemed relevant

Selected Transaction Analysis

- Transaction multiple analysis based on transactions that William Blair deemed relevant

Discounted Cash Flow Analysis

- Utilized LOTUS forecasts to derive free cash flows for the Company for 2012E – 2016E. Employed a 19.0% – 25.0% range of discount rates to determine the present values of such cash flows. Estimated a terminal value by utilizing 2016E EBITDA exit multiples of 4.0x – 6.0x

Leveraged Acquisition Analysis

- Analyzed the purchase prices at which a leveraged acquisition of LOTUS could occur based on a target IRR range of 20.0% – 30.0% and 2016E EBITDA exit multiples of 4.0x – 6.0x

Premium Paid Analysis

- Reviewed the premiums derived by comparing the per share equity consideration paid to the trailing one day, one week, one month, 90 days and 180 days trading prices for 397 public targets with 100% of target equity acquired for all cash and from $50 million to $150 million in deal size since January 1, 2006

Preliminary Draft - Confidential

Valuation Overview



$4.30 (1)
Current Offer Price
Selected Public Companies Analysis*
$2.54
$3.53
Selected Transaction Analysis
$3.89
$4.82
Discounted Cash Flow Analysis
$1.85
$3.21
Leveraged Acquisition Analysis(5)
$2.69
$3.78
Premium Paid Analysis(5)
$3.90
$4.91(4)
$0.00
$2.00
$4.00
$6.00
$8.00

	LTM Adj. EBITDA Multiple	2012E Adj. EBITDA Multiple
	$18.9MM (2)	**$20.1MM** (3)
Selected Public Companies Analysis*	2.7x – 3.9x	2.5x – 3.7x
Selected Transaction Analysis	4.4x – 5.6x	4.1x – 5.3x
Discounted Cash Flow Analysis	1.8x – 3.5x	1.7x – 3.3x
Leveraged Acquisition Analysis(5)	2.9x – 4.3x	2.7x – 4.0x
Premium Paid Analysis(5)	4.4x – 5.7x	4.2x – 5.4x

Note: No particular weight given to any analysis

* *Value per share is calculated based on two selected company groups including U.S. Listed Other Companies and U.S. Listed Reverse Takeover Chinese Companies*

(1) *Announced offering price as of April 2, 2012*

(2) *Based on LOTUS LTM results as of March 31, 2012*

(3) *Based on LOTUS projections*

(4) *Calculated based on the average price implied by 30th and 70th percentile of premium paid to stock price as of April 2, 2012*

(5) *For informational purposes only*

William Blair

Preliminary Draft - Confidential

LOTUS Business Overview

William Blair

Preliminary Draft - Confidential

Historical Financials

Historical Sales FY 2005 to FY 2011


($ in millions)
FY2005 – FY2011
CAGR: 17.1%
$200.0
$150.0
$100.0
$50.0
$0.0
$58.4
$63.9
$70.3
$85.5
$98.4
$115.0
$149.9
FY2005
FY2006
FY2007
FY2008
FY2009
FY2010
FY2011

LTM Sales Contribution by Segment


Medical
85%
PurCotton
15%

Historical EBITDA FY 2005 to FY 2011


($ in millions)
EBITDA Margin
$20.0
$15.0
$10.0
$5.0
$0.0
40.0%
30.0%
20.0%
10.0%
0.0%
$10.4
$9.1
$8.9
$10.1
$16.2
$19.5
$18.6
17.8%
14.2%
12.7%
11.8%
16.5%
17.0%
12.3%
FY2005
FY2006
FY2007
FY2008
FY2009
FY2010
FY2011

LTM Gross Profit Contribution by Segment


Medical
83%
PurCotton
17%

Source: Company Filings and Capital IQ as of June 20, 2012

William Blair

Preliminary Draft - Confidential

LOTUS Situation Overview

William Blair

Preliminary Draft - Confidential

LOTUS Stock Price Performance – Last Twelve Months

Trading Performance


Price
Volume (thousands)
Offer Price @ $4.30
VWAP @ $3.56
$5.00
$3.75
$2.50
$1.25
$0.00
180
135
90
45
0
Aug 10, 2011 Reported FY2011 3Q results
Nov 30, 2011 Reported FY2011 results
Feb 09, 2012 Reported FY2012 Q1 results
Apr 02, 2012 Receipt of non-binding going private proposal
May 10, 2012 Reported FY2012 Q2 results
Jun-21-2011
Sep-21-2011
Dec-21-2011
Mar-21-2012

Trading Statistics

Stock Price	
Latest (Jun 20, 2012)	$3.68
LTM High (Jul 14, 2011)	$4.89
LTM Low (Jan 11, 2012)	$2.57
LTM VWAP	$3.56

Market Value and Volume	
Equity Value ($ in MM)	$89.7
Enterprise Value ($ in MM)	$78.1
12m Average Vol.	15,353
12m Average $ Vol.	$54,836

Source: Capital IQ and Bloomberg as of June 20, 2012

William Blair

Preliminary Draft - Confidential

LOTUS Trading Information – Last Twelve Months

Stock Price Performance and Volume – Last Twelve Months



Price
Offer price @ $4.30
Volume (thousands)
$6.00
$4.50
$3.00
$1.50
$0.00
180
135
90
45
0
Jun-11
Sep-11
Dec-11
Mar-12

Indexed Stock Price Performance – Last Twelve Months



Indexed Price
LOTUS (-18.8%)
S&P 500 Index (+4.6%)
160
120
80
40
0
+4.6%
-18.8%
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12

Historical Trading Histogram – Last Twelve Months

- 3.8 million total shares traded
- Average Daily Volume: 15.4 thousand shares
- Volume Weighted Average Stock Price: $3.56



Offer Price: $4.30
60.0%
45.0%
30.0%
15.0%
0.0%
14.6%
38.3%
27.7%
5.9%
12.3%
1.2%
$2.50-$2.95
$2.95-$3.40
$3.40-$3.85
$3.85-$4.30
$4.30-$4.75
$4.75-$5.20

Source: Capital IQ and Bloomberg as of June 20, 2012

William Blair

Preliminary Draft - Confidential

LOTUS Trading Information – Last Three Years

Stock Price Performance and Volume - Last Three Years


Price
Offer Price @ $4.30
Volume (thousands)
$8.00
$6.00
$4.00
$2.00
$0.00
500
375
250
125
0
Jun-09
Dec-09
Jun-10
Dec-10
Jun-11
Dec-11

Indexed Stock Price Performance – Last Three Years


Indexed Price
LOTUS (+41.5%)
S&P 500 Index (+51.8%)
400
300
200
100
0
+51.8%
+41.5%
Jun-09
Mar-10
Dec-10
Sep-11

Historical Trading Histogram – Last Three Years


• 21.5 million total shares traded
• Average Daily Volume: 29.4 thousand shares
• Volume Weighted Average Stock Price: $5.21
Offer Price: $4.30
60.0%
45.0%
30.0%
15.0%
0.0%
20.1%
15.9%
29.0%
23.8%
10.2%
1.0%
$2.30-$3.30
$3.30-$4.30
$4.30-$5.30
$5.30-$6.30
$6.30-$7.30
$7.30-$8.30

Source: Capital IQ and Bloomberg as of June 20, 2012

William Blair

Preliminary Draft - Confidential

Ownership Summary

Insiders	Current		Fully-Diluted Ownership		
	Shares	% of Total	Options	Shares	% of Total
Li, Jianquan	18,024,134	74.0%	-	18,024,134	74.0%
Fang, Xiuyuan	241,631	1.0%	-	241,631	1.0%
Huo, Nianfu	87,262	0.3%	-	87,262	0.3%
Total Insiders	**18,353,027**	**75.3%**	-	**18,353,027**	**75.3%**
Institutional Investors					
Penn Davis McFarland Inc.	460,617	1.9%	-	460,617	1.9%
Wellington Management Company LLP	456,452	1.9%	-	456,452	1.9%
First Wilshire Securities Management, Inc.	428,093	1.8%	-	428,093	1.8%
Deutsche Asset Management Group	110,652	0.5%	-	110,652	0.5%
Invesco Ltd. (NYSE:IVZ)	34,087	0.1%	-	34,087	0.1%
Others	69,185	0.2%	-	69,185	0.2%
Total Institutional Investors	**1,559,086**	**6.4%**	-	**1,559,086**	**6.4%**
Short Interest Shares					
Total Short Interest Shares	**-20,411**	**-0.1%**	-	**-20,411**	**-0.1%**
Retail Investors [(1)]					
Total Retail Investors	**4,479,488**	**18.4%**	-	**4,479,488**	**18.4%**
Total Shares Outstanding	**24,371,872**	**100.0%**	-	**24,371,872**	**100.0%**

Ownership Overview



Retail Investors, 18.3%
Institutional Investors, 6.4%
Insiders, 75.3%

Source: Factset and Capital IQ as of June 20, 2012

(1) Implied Retail Investors ownership and includes holders of less than 5% that may not file ownership

William Blair

Research Coverage Overview

Limited number of research analysts cover LOTUS

Broker (Analyst)	Rating	FY 2012 Estimate Revenue	EBITDA	EPS	Last Updated
Company Official Guidance [1]	---	$172.4 - $187.4	NA	NA	May 10, 2012
Roth Capital Partners	Buy	$188.2	NA	$0.56	Jan 3, 2012
LOTUS Management [2]	---	$180.3	$20.1	$0.44	May 24, 2012

Analyst Commentary

ROTH Capital Partners (Jan 3, 2012)	"We maintain our BUY rating as we believe that the company's core business (medical dressing) is healthy. We expect material incremental revenue contribution from sales to distributors in 2012 (although difficult to quantify at this time). We still view the earnings accretion of the PurCotton business as a 2013 event."

Source: Bloomberg as of June 20, 2012
(1) Company press release as of May 10, 2012
(2) LOTUS projections

Preliminary Draft - Confidential

LOTUS Financial Overview and Projections

($ in millions)

	2009A	2010A	2011A	LTM [1]	2012E	2013E	2014E	2015E	2016E
Revenue	**$98.4**	**$115.0**	**$149.9**	**$165.6**	**$180.3**	**$212.8**	**$251.7**	**$293.8**	**$340.5**
Cost of Revenue	70.4	80.5	109.0	122.6	134.6	157.9	185.7	215.9	246.8
Gross Profit	**28.0**	**34.5**	**40.9**	**43.0**	**45.7**	**54.9**	**66.0**	**77.9**	**93.7**
Operating Expenses	16.5	20.1	27.8	30.0	33.9	42.8	53.1	62.0	75.2
EBIT	**11.5**	**14.4**	**13.1**	**13.0**	**11.8**	**12.1**	**12.9**	**15.9**	**18.5**
(+) Privatization Fee	-	-	-	-	1.5	2.0	-	-	-
(+) Listing Fee	-	-	-	-	0.9	-	-	-	-
Adj. EBIT	**11.5**	**14.4**	**13.1**	**13.0**	**14.2**	**14.1**	**12.9**	**15.9**	**18.5**
Depreciation and Amortization	4.7	5.1	5.5	5.9	5.9	6.3	6.7	7.2	7.7
Adj. EBITDA	**16.2**	**19.5**	**18.6**	**18.9**	**20.1**	**20.4**	**19.6**	**23.1**	**26.2**
Net Income	**9.1**	**13.1**	**11.5**	**10.4**	**9.0**	**9.9**	**10.6**	**12.1**	**14.1**
(+) Adjustments After Tax Impact	-	-	-	-	1.8	1.5	-	-	-
Adj. Net Income	**9.1**	**13.1**	**11.5**	**10.4**	**10.8**	**11.4**	**10.6**	**12.1**	**14.1**
Adj. EBIT					**$ 14.2**	**$ 14.1**	**$ 12.9**	**$ 15.9**	**$ 18.5**
Adj. EBIT After Tax					10.7	10.6	9.7	11.9	13.9
(+) Depreciation and Amortization					5.9	6.3	6.7	7.2	7.7
(-) Capital Expenditure					14.4	11.8	6.8	6.8	6.8
(-) Incr. (Decr.) in Net Working Capital					7.6	8.6	10.3	12.0	13.7
Free Cash Flow (FCF)					**(5.4)**	**(3.5)**	**(0.7)**	**0.3**	**1.1**
Growth Analysis									
Revenue	-	*16.9%*	*30.3%*	-	*20.3%*	*18.0%*	*18.3%*	*16.7%*	*15.9%*
Gross Profit	-	*23.2%*	*18.6%*	-	*11.7%*	*20.1%*	*20.2%*	*18.0%*	*20.3%*
Adj. EBIT	-	*25.2%*	*(9.0%)*	-	*8.4%*	*(0.7%)*	*(8.5%)*	*23.3%*	*16.4%*
Adj. EBITDA	-	*20.4%*	*(4.6%)*	-	*8.1%*	*1.5%*	*(3.9%)*	*17.9%*	*13.4%*
Adj. Net Income	-	*44.0%*	*(12.2%)*	-	*(6.1%)*	*5.6%*	*(7.0%)*	*14.2%*	*16.5%*
Margin Analysis									
Gross Profit	*28.5%*	*30.0%*	*27.3%*	*26.0%*	*25.3%*	*25.8%*	*26.2%*	*26.5%*	*27.5%*
Adj. EBIT	*11.7%*	*12.5%*	*8.7%*	*7.9%*	*7.9%*	*6.6%*	*5.1%*	*5.4%*	*5.4%*
Adj. EBITDA	*16.5%*	*17.0%*	*12.3%*	*11.4%*	*11.1%*	*9.6%*	*7.8%*	*7.9%*	*7.7%*
Adj. Net Income	*9.2%*	*11.4%*	*7.7%*	*6.3%*	*6.0%*	*5.4%*	*4.2%*	*4.1%*	*4.1%*

Source: Company filings and LOTUS projections
(1) LOTUS LTM results as of March 31, 2012

Preliminary Draft - Confidential

LOTUS Balance Sheet

($ in thousands)

As of March 31, 2012

Assets		**Liabilities**	
Current Assets		**Current Liabilities**	
Cash and cash equivalents	$18,581	Short-term bank loans	$6,355
Restricted bank deposits	108	Accounts payable	8,298
Restricted broker margin account	797	Accrued payroll and employee benefits	3,083
Held- to- maturity investments	3,561	Customer deposits	911
Accounts and notes receivable	23,342	Accrued and other liabilities	5,363
Amounts due from affiliated companies	152	Amounts due to affiliated companies	53
Inventories	26,184	Income taxes payable	2,086
Prepaid expenses and other receivables	9,191	**Total Current Liabilities**	**26,150**
Income taxes recoverable	236		
Deferred tax assets	322	Deferred tax liabilities	1
Total Current Assets	**82,473**	**Total Liabilities**	**26,151**
		Shareholder' Equity	
		Common stock	24
Property, plant and equipment, net	70,493	Additional paid-in capital	43,235
Investment in equity investees	2,503	Retained earnings	63,373
Intangible assets, net	158	Statutory reserves	5,867
Prepaid expenses and other receivables	2,437	Accumulated other comprehensive income	19,390
Deferred tax assets	612	Non-controlling interests	637
Total Non-Current Assets	**76,204**	**Total Shareholders' Equity**	**132,526**
Total Assets	**$ 158,677**	**Total Liabilities and Shareholders' Equity**	**$ 158,677**

Source: Company filings

William Blair

Preliminary Draft - Confidential

Valuation Analysis

William Blair

Preliminary Draft - Confidential

Summary of Transaction

William Blair

Preliminary Draft - Confidential

Transaction Valuation Summary

LOTUS Transaction Value

($ in millions except per share amounts)	
Proposed Per Share Offer Price	**$ 4.30** [1]
Basic Share Count	24.4
Diluted Shares	- [2]
Fully Diluted Share Count	24.4
Equity Value	**$ 104.9**
Reported Values at March 31, 2012	
(+) Minority Interest	0.6
(+) Debt	6.4
(–) Cash	18.6
Enterprise Value	**$ 93.3**

LOTUS Summary of Valuation

($ in millions except per share amounts)	
Current Share Price [5]	$ 3.68
Proposed Per Share Offer Price	$ 4.30
Premium to Current Share Price	*16.8%*
Enterprise Value	
Enterprise Value / LTM Revenue [3]	*0.56x*
Enterprise Value / 2012E Revenue [4]	*0.52x*
Enterprise Value / 2013E Revenue [4]	*0.44x*
Enterprise Value / LTM Adj. EBITDA [3]	*4.9x*
Enterprise Value / 2012E Adj. EBITDA [4]	*4.6x*
Enterprise Value / 2013E Adj. EBITDA [4]	*4.6x*
Proposed Per Share Offer Price	$ 4.30
LTM P/E [3]	*10.1x*
2012E P/E [4]	*9.7x*
2013E P/E [4]	*9.2x*

Source: Bloomberg as of June 20, 2012
(1) Offering price announced on April 2, 2012
(2) Calculated by using treasury method based on 'in the money' options provided by LOTUS management
(3) LOTUS LTM results as of March 31, 2012
(4) Based on LOTUS projections
(5) As of June 20, 2012

Preliminary Draft - Confidential

Selected Public Companies Analysis

William Blair

Preliminary Draft - Confidential

Selected Public Companies – Methodology

- William Blair selected two groups of publicly-traded companies it deemed relevant to LOTUS
- The following companies were selected

U.S. Listed Other Companies

- Buckeye Technologies Inc.
- Derma Sciences Inc.
- Medical Action Industries Inc.
- SRI Surgical Express Inc.

U.S. Listed Reverse Takeover Chinese Companies

- China Ceramics Co., Ltd.
- Deer Consumer Products, Inc.
- Feihe International, Inc.
- SORL Auto Parts, Inc.

- For these groups, William Blair calculated the following multiples:

  - Total Enterprise Value / LTM Revenue
  - Total Enterprise Value / LTM EBITDA
  - Total Equity Value / LTM Net Income
  - Total Enterprise Value / 2012E Revenue
  - Total Enterprise Value / 2012E EBITDA
  - Total Equity Value / 2012E Net Income
  - Total Enterprise Value / 2013E Revenue
  - Total Enterprise Value / 2013E EBITDA
  - Total Equity Value / 2013E Net Income

Note: No selected public company is identical or directly comparable to the Company

Preliminary Draft - Confidential

Selected Public Companies

($ in millions)

Company	Market Cap	Enterprise Value	Enterprise Value as a Multiple of Revenue LTM (2)	Revenue 2012E	Revenue 2013E	EBITDA LTM (2)	EBITDA 2012E	EBITDA 2013E	Price / EPS LTM (2)	Price / EPS 2012E	Price / EPS 2013E
U.S. Listed Other Companies											
Buckeye Technologies Inc.	1,069.1	1,102.1	1.17x	1.22x	1.17x	4.9x	4.7x	4.4x	8.9x	9.2x	8.4x
Derma Sciences Inc.	118.6	98.0	1.54x	1.36x	1.18x	NM	NM	NM	NM	NM	NM
Medical Action Industries Inc.	53.9	138.2	0.38x	0.30x	0.29x	6.7x	NA	NA	10.4x	11.3x	5.9x
SRI Surgical Express Inc.	23.9	35.7	0.33x	NA	NA	4.8x	NA	NA	NM	NA	NA
Median	**86.3**	**118.1**	**0.78x**	**1.22x**	**1.17x**	**4.9x**	**4.7x**	**4.4x**	**9.7x**	**10.3x**	**7.2x**
Mean	**316.4**	**343.5**	**0.86x**	**0.96x**	**0.88x**	**5.4x**	**4.7x**	**4.4x**	**9.7x**	**10.3x**	**7.2x**
U.S. Listed Reverse Takeover Chinese Companies											
China Ceramics Co., Ltd.	48.9	59.9	0.25x	0.23x	0.19x	0.8x	NA	NA	1.0x	1.1x	0.9x
Deer Consumer Products, Inc.	95.7	80.4	0.33x	0.32x	NA	1.4x	1.4x	NA	2.3x	2.2x	NA
Feihe International, Inc.	106.3	211.3	0.73x	0.84x	0.68x	9.9x	NA	NA	13.6x	4.3x	4.7x
SORL Auto Parts, Inc.	53.9	79.3	0.38x	0.37x	0.35x	2.9x	3.1x	3.7x	3.8x	NA	2.6x
Median	**74.8**	**79.8**	**0.36x**	**0.35x**	**0.35x**	**2.2x**	**2.3x**	**3.7x**	**3.0x**	**2.2x**	**2.6x**
Mean	**76.2**	**107.7**	**0.42x**	**0.44x**	**0.41x**	**3.8x**	**2.3x**	**3.7x**	**5.2x**	**2.5x**	**2.7x**
Overall											
Median	**74.8**	**89.2**	**0.38x**	**0.37x**	**0.51x**	**4.8x**	**3.1x**	**4.0x**	**6.4x**	**4.3x**	**4.7x**
Mean	**196.3**	**225.6**	**0.64x**	**0.66x**	**0.64x**	**4.5x**	**3.1x**	**4.0x**	**6.7x**	**5.6x**	**4.5x**
LOTUS (1)	**104.9**	**93.3**	**0.56x**	**0.52x**	**0.44x**	**4.9x**	**4.6x**	**4.6x**	**10.1x**	**9.7x**	**9.2x**

Source: Capital IQ and company filing as of June 20, 2012
(1) Offering price announced on April 2, 2012
(2) LOTUS LTM results as of March 31, 2012

William Blair

Preliminary Draft - Confidential

Indexed Stock Price Performance

Last Twelve Months



Indexed Price
LOTUS (-18.8%)
S&P 500 Index (+4.6%)
U.S. Listed Other Companies (-14.6%)
U.S. Listed Reverse Takeover Chinese Companies (-34.2%)
160
120
80
40
0
Jun-11
Sep-11
Dec-11
Mar-12
Jun-12

Last Three Years



Indexed Price
LOTUS (+41.5%)
S&P 500 Index (+51.8%)
U.S. Listed Other Companies (+198.8%)
U.S. Listed Reverse Takeover Chinese Companies (-41.1%)
600
450
300
150
0
Jun-09
Mar-10
Dec-10
Sep-11
Jun-12

U.S. Listed Other Companies *include: Buckeye Technologies Inc., Derma Sciences Inc., Medical Action Industries Inc., SRI Surgical Express Inc.*
U.S. Listed Reverse Takeover Chinese Companies *include: China Ceramics Co., Ltd., Deer Consumer Products, Inc., Feihe International, Inc., SORL Auto Parts, Inc.*

Source: Bloomberg and Capital IQ as of June 20, 2012

Selected Public Companies – Operating Statistics

($ in millions)

Market Capitalization

Overall Median: $74.8



$1,069.1
$118.6
$53.9
$23.9
BKI
DSCI
MDCI
STRC
$106.3
$95.7
$53.9
$48.9
ADY
DEER
SORL
CCCL
$104.9
LOTUS

LTM Revenue

Overall Median: $242.5



$940.1
$434.4
$107.3
$63.5
BKI
MDCI
STRC
DSCI
$288.2
$243.0
$241.9
$209.4
ADY
CCCL
DEER
SORL
$165.6
LOTUS

LTM EBITDA

Overall Median: $24.5



$226.0
$20.3
$7.4
($3.6)
BKI
MDCI
STRC
DSCI
$76.4
$55.6
$27.6
$21.3
CCCL
DEER
SORL
ADY
$18.9
LOTUS

Source: Bloomberg and Capital IQ as of June 20, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | LOTUS

William Blair

Selected Public Companies – Valuation Multiples

LTM EV / Revenue

Overall Median: 0.38x



1.54x
1.17x
0.38x
0.33x
DSCI
BKI
MDCI
STRC
0.73x
0.38x
0.33x
0.25x
ADY
SORL
DEER
CCCL
0.56x
LOTUS

LTM EV / EBITDA

Overall Median: 4.8x



6.7x
4.9x
4.8x
NM
MDCI
BKI
STRC
DSCI
9.9x
2.9x
1.4x
0.8x
ADY
SORL
DEER
CCCL
4.9x
LOTUS

LTM P/E

Overall Median: 6.4x



10.4x
8.9x
NM
NM
MDCI
BKI
DSCI
STRC
13.6x
3.8x
2.3x
1.0x
ADY
SORL
DEER
CCCL
10.1x
LOTUS

Source: Bloomberg and Capital IQ as of June 20, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | LOTUS

Selected Public Companies – Valuation Multiples

2012E EV / Revenue

Overall Median: 0.37x

2012E EV / EBITDA

Overall Median: 3.1x

2012E P/E

Overall Median: 4.3x



1.36x
1.22x
0.30x
NA
DSCI
BKI
MDCI
STRC
0.84x
0.37x
0.32x
0.23x
ADY
SORL
DEER
CCCL
0.52x
LOTUS
4.7x
NM
NA
NA
BKI
DSCI
MDCI
STRC
3.1x
1.4x
NA
NA
SORL
DEER
CCCL
ADY
4.6x
LOTUS
11.3x
9.2x
NM
NA
MDCI
BKI
DSCI
STRC
4.3x
2.2x
1.1x
NA
ADY
DEER
CCCL
SORL
9.7x
LOTUS
U.S. Listed Other Companies
U.S. Listed Reverse Takeover Chinese Companies
LOTUS

Source: Bloomberg and Capital IQ as of June 20, 2012

Selected Public Companies – Valuation Multiples

2013E EV / Revenue

Overall Median: 0.51x



1.18x
1.17x
0.29x
NA
0.68x
0.35x
0.19x
NA
0.44x
DSCI
BKI
MDCI
STRC
ADY
SORL
CCCL
DEER
LOTUS

2013E EV / EBITDA

Overall Median: 4.0x



4.4x
NM
NA
NA
3.7x
NA
NA
NA
4.6x
BKI
DSCI
MDCI
STRC
SORL
DEER
CCCL
ADY
LOTUS

2013E P/E

Overall Median: 4.7x



8.4x
5.9x
NM
NA
4.7x
2.6x
0.9x
NA
9.2x
BKI
MDCI
DSCI
STRC
ADY
SORL
CCCL
DEER
LOTUS

Source: Bloomberg and Capital IQ as of June 20, 2012

U.S. Listed Other Companies | U.S. Listed Reverse Takeover Chinese Companies | LOTUS

Preliminary Draft - Confidential

Summary – Selected Public Companies

	LOTUS [1]	Selected Public Company Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.56x	0.38x	0.64x	0.25x	1.54x
2012E	0.52x	0.37x	0.66x	0.23x	1.36x
2013E	0.44x	0.51x	0.64x	0.19x	1.18x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	4.9x	4.8x	4.5x	0.8x	9.9x
2012E	4.6x	3.1x	3.1x	1.4x	4.7x
2013E	4.6x	4.0x	4.0x	3.7x	4.4x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	10.1x	6.4x	6.7x	1.0x	13.6x
2012E	9.7x	4.3x	5.6x	1.1x	11.3x
2013E	9.2x	4.7x	4.5x	0.9x	8.4x

Note: Public company multiples are derived from U.S. Listed Other Companies and U.S. Listed Reverse Takeover Chinese Companies

(1) LOTUS LTM results as of March 31, 2012 and based on LOTUS projections

Preliminary Draft - Confidential

Selected Transaction Analysis

William Blair

Preliminary Draft - Confidential

Summary – Selected Transactions

- William Blair reviewed selected publicly available transactions since January 1, 2005 to identify certain transactions that involved the acquisition of companies William Blair deemed relevant
- For this group, William Blair calculated the following multiples :
  - Enterprise Value / LTM Revenue
  - Enterprise Value / LTM EBITDA
  - Equity Value / LTM Net Income

($ in millions)

Announced Date	Target	Buyer	Enterprise Value	EV / LTM (1) Revenue	EV / LTM (1) EBITDA	P/E
Mar 8, 2011	Tharreau Industries SA	Fibertex A/S	59.2	0.82x	4.5x	10.1x
Jan 12, 2009	ADS Inc.	Fonds de solidarité FTQ	19.2	0.39x	4.6x	18.4x
Jan 26, 2006	Western Medical, Inc.	Derma Sciences Inc.	5.0	0.75x	5.5x	7.4x
Aug 1, 2005	Crosstex International, Inc.	Cantel Medical Corp.	78.0	1.65x	9.7x	18.6x
Jun 28, 2005	Shiloh plc	Synergy Healthcare plc	21.4	0.25x	NM	NM
	Median			**0.75x**	**5.0x**	**14.2x**
	Mean			**0.77x**	**6.1x**	**13.6x**
	LOTUS @ $4.30 (2)		**93.3**	**0.56x**	**4.9x**	**10.1x**

Source: Capital IQ and company filing as of June 20, 2012
Note: No selected precedent transaction is identical or directly comparable to the proposed transaction
(1) LOTUS LTM results as of March 31, 2012
(2) Offering price announced on April 2, 2012

William Blair

Preliminary Draft - Confidential

Selected Transaction Summary

	LOTUS [1]	Selected Transaction Metrics			
Enterprise Value / Revenue	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	0.56x	0.75x	0.77x	0.25x	1.65x
Enterprise Value / EBITDA	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	4.9x	5.0x	6.1x	4.5x	9.7x
Equity Value / Net Income	**Proposal**	**Median**	**Mean**	**Minimum**	**Maximum**
LTM	10.1x	14.2x	13.6x	7.4x	18.6x

(1) LOTUS LTM results as of March 31, 2012

Preliminary Draft - Confidential

Discounted Cash Flow Analysis

William Blair

Preliminary Draft - Confidential

Discounted Cash Flow Analysis

Parameters

- Performed a discounted cash flow analysis of LOTUS standalone projected results to calculate the present value of LOTUS based on its future earnings stream and corresponding cash flows
- Utilized LOTUS management's projections for FY 2012E through FY 2016E
- Estimated the value of LOTUS at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 4.0x to 6.0x
- A 19% to 25% discount rate range was selected based upon a weighted average cost of capital analysis of selected public companies and was used to calculate a present value of FY 2012E – FY 2016E cash flows and the terminal value as of March 31, 2012
- The aggregate present value of these items represents the enterprise value range. An equity value range was determined by deducting net debt at March 31, 2012
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value *($ in millions)*

Discount	*2016 EBITDA Multiple*		
Rate	*4.0x*	*5.0x*	*6.0x*
19.0%	$ 54.4	$ 66.3	$ 78.3
20.5%	51.8	63.1	74.4
22.0%	49.4	60.1	70.8
23.5%	47.2	57.3	67.4
25.0%	45.1	54.6	64.2

Equity Value Per Share

Discount	*2016 EBITDA Multiple*		
Rate	*4.0x*	*5.0x*	*6.0x*
19.0%	$ 2.23	$ 2.72	$ 3.21
20.5%	2.13	2.59	3.05
22.0%	2.03	2.47	2.90
23.5%	1.94	2.35	2.76
25.0%	1.85	2.24	2.63

Preliminary Draft - Confidential

Leveraged Acquisition Analysis

William Blair

Preliminary Draft - Confidential

Leveraged Acquisition Analysis

Parameters

- Performed a leveraged buyout analysis of LOTUS projected results to calculate the present value of LOTUS based on its ability to service a given level of debt using its future earnings stream and corresponding cash flows
- Utilized LOTUS management's projections for FY 2012E through FY 2016E
- Estimated the value of LOTUS at the end of FY 2016E ("terminal value") utilizing multiples of projected FY 2016E EBITDA ranging from 4.0x to 6.0x
- Developed a valuation range based on the targeted IRR ranging from 20% to 30%
- Assumed LOTUS acquired using 1.5x FY 2011 EBITDA in senior debt and 1.0x FY 2011 EBITDA in subordinated debt
- A range of per share prices was determined by dividing the derived equity value by the total diluted shares outstanding at each respective value, including in-the-money options

Sensitivity Analysis

Total Equity Value *($ in millions)*

Sponsor	*2016 EBITDA Multiple*		
IRR	*4.0x*	*5.0x*	*6.0x*
20.0%	$ 69.5	$ 80.8	$ 92.1
22.5%	68.4	78.6	88.9
25.0%	67.3	76.7	86.1
27.5%	66.4	75.0	83.6
30.0%	65.6	73.4	81.3

Equity Value Per Share

Sponsor	*2016 EBITDA Multiple*		
IRR	*4.0x*	*5.0x*	*6.0x*
20.0%	$ 2.85	$ 3.32	$ 3.78
22.5%	2.81	3.23	3.65
25.0%	2.76	3.15	3.53
27.5%	2.72	3.08	3.43
30.0%	2.69	3.01	3.34

Preliminary Draft - Confidential

Premium Paid Analysis

William Blair

Preliminary Draft - Confidential

Premium Paid Analysis

- William Blair analyzed 397 transactions with public targets with 100% of target equity acquired with all cash and $50 million – $150 million in deal value since January 1, 2006
- William Blair compared the price of each transaction to the closing price of the target stock one day, one week, one month and 90 days and 180 days prior to the announcement of the transaction
- William Blair then compared the range of premiums calculated from that universe to the premiums implied by the LOTUS proposal

Metric	LOTUS Price	Implied Premium at $4.30/share	Premiums Paid Data Percentile								
			10th	20th	30th	40th	50th	60th	70th	80th	90th
One Day Prior	$3.40	26.5%	3.2%	10.0%	17.3%	24.3%	30.0%	35.5%	44.5%	57.5%	97.4%
One Week Prior	$3.15	36.5%	5.4%	11.7%	21.2%	27.9%	33.9%	39.5%	47.8%	66.0%	98.7%
One Month Prior	$3.70	16.2%	6.2%	14.9%	25.5%	32.0%	37.7%	43.8%	53.3%	72.1%	105.3%
90 Days Prior	$2.61	64.8%	2.8%	16.3%	26.9%	35.8%	43.9%	53.3%	65.8%	80.0%	134.1%
180 Days Prior	$3.10	38.7%	(9.9%)	14.8%	20.9%	27.6%	35.2%	49.7%	61.2%	83.0%	121.2%

(1) Announcement date as of April 2, 2012

Indicates LOTUS implied premium at $4.30 per share

Preliminary Draft - Confidential

Supporting Financial Schedules

William Blair

Preliminary Draft - Confidential

Calculation of Weighted Average Cost of Capital

($ in millions)

Unlevered Beta Calculation

Company	Levered Beta	Debt	Mkt Value of Equity	Debt/Mkt Equity	Debt/Total Capital	Unlevered Beta
Buckeye Technologies Inc.	1.632	$ 70.1	$ 1,069.1	6.6%	10.3%	1.56
Derma Sciences Inc.	0.887	-	118.6	0.0%	0.0%	0.89
Medical Action Industries Inc.	1.376	89.5	53.9	165.9%	36.0%	0.61
SRI Surgical Express Inc.	0.592	13.0	23.9	54.5%	25.7%	0.42
China Ceramics Co., Ltd.	1.084	22.8	48.9	46.6%	10.3%	0.80
Deer Consumer Products, Inc.	0.878	-	95.7	0.0%	0.0%	0.88
Feihe International, Inc.	1.288	117.2	106.3	110.3%	38.8%	0.70
SORL Auto Parts, Inc.	1.070	23.9	53.9	44.4%	11.9%	0.80
Median	**1.08**	**$ 23.4**	**$ 74.8**	**45.5%**	**11.1%**	**0.80**
Mean	**1.10**	**42.1**	**196.3**	**53.5%**	**16.6%**	**0.83**
High	**1.63**	**117.2**	**1,069.1**	**165.9%**	**38.8%**	**1.56**
Low	**0.59**	**-**	**23.9**	**0.0%**	**0.0%**	**0.42**

Cost of Equity Capital Calculation (a)

Debt/ Capital	Debt/ Equity	Unleveraged Beta	Levering Factor	Levered Beta	Cost of Equity
4.6%	4.8%	0.80	1.04	0.83	26.0%
9.6%	10.6%	0.80	1.08	0.87	26.2%
14.6%	17.1%	0.80	1.13	0.91	26.5%
19.6%	24.4%	0.80	1.18	0.95	26.8%
24.6%	32.6%	0.80	1.24	1.00	27.1%
29.6%	42.0%	0.80	1.32	1.06	27.5%
34.6%	52.9%	0.80	1.40	1.12	27.9%
39.6%	65.6%	0.80	1.49	1.20	28.4%

Weighted Average Cost of Capital Calculation (b)

Pre-tax Cost of Debt	6.31%	6.81%	7.31%	7.81%	8.31%	8.81%
After-tax Cost of Debt	4.73%	5.11%	5.48%	5.86%	6.23%	6.61%
4.6%	25.00%	25.02%	25.03%	25.05%	25.07%	25.09%
9.6%	24.15%	24.18%	24.22%	24.26%	24.29%	24.33%
14.6%	23.29%	23.35%	23.40%	23.46%	23.51%	23.57%
19.6%	22.44%	22.51%	22.59%	22.66%	22.73%	22.81%
24.6%	21.59%	21.68%	21.77%	21.86%	21.96%	22.05%
29.6%	20.73%	20.84%	20.96%	21.07%	21.18%	21.29%
34.6%	19.88%	20.01%	20.14%	20.27%	20.40%	20.53%
39.6%	19.03%	19.18%	19.32%	19.47%	19.62%	19.77%

Assumptions

Tax Rate	25.00%
Risk-free rate (c)	2.48%
Market Risk Premium (d)	6.62%
Size Premium (e)	6.10%
Country Risk Premium (f)	11.89%

(a) Cost of Equity = Risk free rate + (Beta * Market risk premium) + Size Premium.+ Country Risk Premium
(b) WACC = (Debt/(Debt + Equity))(Cost of debt)(1-tax rate) + (Equity/(Debt + Equity))(Cost of Equity)
(c) Risk-free rate is the 20 year U.S. Treasury yield per Ibbotson as of 2012.
(d) As reported by Ibbotson as of 2012. The Market Risk Premium represents the long horizon expected equity risk premium.
(e) As reported by Ibbotson as of 2012. The Size Premium is the appropriate size premium based on equity market capitalization.
(f) As reported by Bloomberg as of June 20, 2012.

William Blair